UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2023

NEUROBO PHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37809	47-2389984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Berkeley Street, 19th Floor

Boston, Massachusetts 02116

(Address of principal executive offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 702-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NRBO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 23, 2023, NeuroBo Pharmaceuticals, Inc. (the “Company”) entered into a Standard Form Lease Agreement (the “Lease Agreement”) with Alewife Properties LLC (the “Landlord”), to lease certain office space of approximately 2,441 square feet located at 177 Huntington Avenue, Suite 1732, Boston, Massachusetts, 02115, also known as 545 Concord Avenue (the “Premises”).

The Company expects to move its corporate headquarters and principal executive offices to the Premises on September 1, 2023.  The term of the Lease Agreement will commence on September 1, 2023 and continue for an initial term of three (3) years, subject to the Company’s option to extend the term of the Lease Agreement for one (1) additional term of two (2) years by providing at least nine (9) months’ notice prior to the end of the initial term.

Pursuant to the terms and conditions of the Lease Agreement, the Company will pay fixed monthly payments equal to an annual sum of $85,435.00, $87,998.05 and $90,634.33 annually each of the three years of the initial term of the Lease Agreement, respectively, and if the Company exercises its option to extend the term under the Lease Agreement, fixed monthly payments equal to $93,343.84 and $96,150.99 annually for each consecutive year thereafter. The Lease Agreement also includes a customary indemnification clause for such agreements and requires the Company to maintain an insurance throughout the term of its tenancy under such terms and requirements of the Lease Agreement.

Pursuant to the terms and conditions of the Lease Agreement, upon the occurrence of certain specified events of default, including, the Company’s failure to pay rent to the Landlord when due or if the Company fails to perform or observe any of the terms of the Lease Agreement and such failure continues for thirty (30) days after Landlord provides written notice of such default to the Company, the Landlord has the right to terminate the Lease Agreement, at its option, by providing the Company three (3) days’ prior written notice.

The foregoing description of the Lease Agreement is only a summary and is qualified in its entirety by reference to the full text of the Lease Agreement, which the Company intends to file with the U.S. Securities and Exchange Commission as an exhibit to its Quarterly Report on Form 10-Q for the period ending September 30, 2023.

Item 1.02	Termination of a Material Definitive Agreement.

On August 23, 2023, the Company provided written notice to 200 Berkeley Street Tenant LLC, an entity affiliated with WeWork Inc., pursuant to which the Company terminated, effective as of September 30, 2023, the Company’s existing lease for its current principal offices located at 200 Berkeley Street, 19th Floor, Boston, Massachusetts 02116.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROBO PHARMACEUTICALS, INC.

Date: August 24, 2023	By:	/s/ Hyung Heon Kim
	Name:	Hyung Heon Kim
	Title	Chief Executive Officer and President